



**Amerigroup**
**RealSolutions®**
**in healthcare**



# Safe Harbor Statements Under the Private Securities Litigation Reform Act of 1995:

This presentation is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the Securities and Exchange Commission's Fair Disclosure Regulation. This presentation contains certain "forward-looking" statements, including those with respect to our 2012 outlook and expansion into the state of Washington, that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to: our inability to manage medical costs; our inability to operate new products and markets at expected levels, including, but not limited to, profitability, membership and targeted service standards; local, state and national economic conditions, including their effect on the periodic premium rate change process and timing of payments; the effect of laws and regulations governing the health care industry, including the Patient Protection and Affordable Care Act, as amended by the Healthcare and Education Reconciliation Act of 2010, and any regulations enacted thereunder; changes in Medicaid and Medicare payment levels and methodologies; increased use of services, increased cost of individual services, pandemics, epidemics, the introduction of new or costly treatments and technology, new mandated benefits, insured population characteristics and seasonal changes in the level of health care use; our ability to maintain and increase membership levels; our ability to enter into new markets or remain in existing markets; changes in market interest rates or any disruptions in the credit markets; our ability to maintain compliance with all minimum capital requirements; liabilities and other claims asserted against us; demographic changes; the competitive environment in which we operate; the availability and terms of capital to fund acquisitions, capital improvements and maintain capitalization levels required by regulatory agencies; our ability to attract and retain qualified personnel; the unfavorable resolution of new or pending litigation; and catastrophes, including acts of terrorism or severe weather.

Investors should also refer to our annual report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission ("SEC") and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause our actual results to differ materially from our current estimates. Given these risks and uncertainties, we can give no assurances that any forward-looking statements will, in fact, transpire and, therefore, caution investors not to place undue reliance on them. We specifically disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

# 1st Quarter 2012 Results

| | |
|---|---|
| Membership | 2,173,000 |
| Premium Revenue | $1.8B |
| HBR | 85.3% |
| SG&A Ratio | 8.4% |
| Net Income | $33M |
| Net Income Margin | 1.9% |



# Capital Deployment Strategy



Invest in the business
Acquisitions
Share buybacks
Effective Capital Deployment

# Uses of Capital in 2012

($ in millions)

| | |
|---|---|
| Unregulated cash at March 31, 2012 | $824 |
| Convertible notes mature | ($260) |
| Health Plus acquisition | ($85) |
| Capital contributions to plans, net | ($165) |
| Approximate remaining unregulated cash | ~$314 |



# 2012 Outlook Parameters

| | |
|---|---|
| Total revenues percentage growth | Approx. 40% |
| Health benefits ratio | 85.6% - 86.8% |
| SG&A ratio | 7.3% plus or minus 20bps |
| Net income margin | 1.5% - 2.5% |
| Diluted shares outstanding | 49.5-50.5 million |

# 2012 – Story of Two Halves

**Start-up Costs**

- **Feb. 1 –** Louisiana Phase I go-live
- **Mar. 1 –** Texas expansion go-live
- **Apr. 1 –** Louisiana Phase II go-live
- **May 1 –** Health Plus close
- **Jun. 1 –** Louisiana Phase III go-live
- **May 15 –** Convertible notes mature

**1H12**

**Earnings Accretion**

- Washington go-live
- Favorable seasonality
- Rate renewals
- Post start-up cost phase

**2H12**

**2012 earnings will reflect a much greater bias to the second-half of the year than normal**

# 2012 Quarterly Progression

- *Second Quarter*
  - Expect 2Q12 will yield most significant sequential increase in revenue - more than $400M.
  - Estimate a significant favorable sequential impact on medical costs due to the normal seasonal progression moving from first to the second quarter. This impact will eclipse, on a dollar basis, the benefit of favorable reserve development recorded in the first quarter.
  - Expect HBR will rise sequentially - substantial amount of incremental revenue from new business in 2Q12 will come on at higher loss ratios, generally above 90%.
  - SG&A ratio is expected to decline in 2Q12, due to growth in revenue outpacing increases in administrative costs.
  - Interest expense will be down sequentially due to maturity of the convertible notes during the quarter.
- *Third Quarter*
  - Anticipate further revenue growth and additional favorable seasonal medical cost changes.
  - The third quarter typically represents lowest per-member medical cost due to seasonality.
- *Fourth Quarter*
  - Anticipate earnings in 4Q12 will decline somewhat from 3Q12 due to the anticipated rise in medical costs associated with the onset of the fall and winter seasons.
- *Investment Income*
  - Expect it to be an average of $7 million per quarter for the remainder of the year.

# Plenty of Growth on the Horizon, With or Without PPACA

*Only 21% of Medicaid Expenditures go to MCOs = $98 billion[1]*

**2012-2014**



Pipeline – ~$50 billion[2]

**2012-2020**



Long-term Services and Supports

**2013**



Dual Opportunity –
- $300 billion[3] in annual expenditures

**2014-2019**



Health Care Reform – Medicaid Expansion ~$90 billion[4] (stabilized)

**2014-2019**



Subsidized Exchanges – ~$110 billion[4] (stabilized)

Sources: (1) 21% of $457 billion projection for 2012 by CMS on National Health Expenditures Projections 2009 - 2019, (2) Based on Health Management Associates data and Amerigroup proprietary data, (3) Testimony of Melanie Bella, Director of the Medicare-Medicaid Coordination Office, (4) Congressional Budget Office

# RFP Pipeline – Market Opportunities


TANF/CHIP
ABD
MLTC
Dual Eligibles
WA
MT
ND
MN
OR
ID
SD
WI
MI
WY
NE
IA
CA
NV
UT
CO
KS
IL
IN
OH
MO
KY
AZ
NM
OK
AR
TN
TX
LA
MS
AL
GA
SC
NC
FL
AK
HI
NY
PA
WV
VA
NH
VT
MA
RI
CT
NJ
DE
MD
DC
ME
(Possible)

$50 billion pipeline over next three years

Source: Health Management Associates, Sept 2011 and Amerigroup proprietary data





Amerigroup
RealSolutions®
in healthcare

